Exhibit 99.1

Global Cash Access Reports First Quarter 2014 Results

Las Vegas, NV – May 6, 2014 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Highlights

•                  Revenues increased by 3% and Cash Advance revenues increased by 6%

•                  Diluted EPS increased by 22% to $0.11

•                  Cash EPS increased by 16% to $0.22 and Adjusted EBITDA increased by 8% to $19.4 million

•                  2014 Outlook updated - Cash EPS $0.87 to $0.91 and Adjusted EBITDA $76 million to $79 million

•                  GCA renewed its agreements to provide cash access services to The Seminole Tribe of Florida

•                  GCA renewed its agreements to provide cash access services to Pinnacle Entertainment, including the Ameristar locations

“The underlying foundation of our business continues to improve and position us well for growth.  The full-year outlook reflects the differentiated competitive advantage that our integrated solutions drive for our clients,” said Ram V. Chary, President and CEO of GCA.

First Quarter 2014 Results

Revenues increased by $3.7 million, or 3%, to $150.6 million for the first quarter 2014, as compared to the same period last year.  Operating income increased by $0.1 million, or 1%, to $13.0 million for the first quarter 2014, as compared to the same period last year.  Adjusted earnings before interest, taxes, depreciation and amortization and non-cash compensation expense (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) increased by $1.4 million, or 8%, to $19.4 million for the first quarter 2014, as compared to the same period last year.

Income from operations before income tax provision increased by $1.7 million, or 18%, to $11.5 million for the first quarter 2014, as compared to the same period last year. Diluted earnings per share from continuing operations increased by $0.02, or 22%, to $0.11 for the first quarter 2014 (on 67.4 million diluted shares), as compared to the same period last year.  Cash earnings per share (“Cash EPS”), (see Non-GAAP Financial Information below) increased by $0.03, or 16%, to $0.22 for the first quarter 2014, as compared to the same period last year.

2014 Outlook

The Company is updating its 2014 outlook and now estimates that Cash EPS will be between approximately $0.87 and $0.91 (on diluted shares of approximately 67.1 million) and Adjusted EBITDA will be between $76.0 million and $79.0 million. This updated outlook is based primarily upon the combination of the following assumptions: (a) modest improvement in the Company’s overall operating margins; and (b) modest growth in the domestic gaming industry and operating income from our cash advance segment.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its first quarter 2014 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8416 or for international callers by dialing (480) 629-9808.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4680672.  The replay will be available until May 13, 2014. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. We present Adjusted EBITDA and Cash EPS as we consider these measures to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA; and our credit facility requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2014 cash earnings per share and Adjusted EBITDA and the assumptions and factors upon which they are based; and (b) our belief that cash earnings per share and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the overall growth of the gaming industry, if any; our ability to replace revenue associated with terminated contracts; margin degradation from contract renewals; our ability to introduce new products and services; our ability to execute on mergers, acquisitions and/or strategic alliances; our ability to integrate and operate such acquisitions consistent with our forecasts; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 11, 2014, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access services and related equipment and services to the gaming industry. GCA’s products and services: (a) provide gaming establishment patrons access to cash through a variety of methods, including Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point-of-sale (“POS”) debit card transactions, check verification and warranty services and money transfers; (b) provide integrated cash access devices and related services, such as slot machine ticket redemption and jackpot kiosks to the gaming industry; (c) provide products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; and (d) provide online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. More information is available at GCA’s website at www.gcainc.com.

Contacts

Investor Relations

(702) 855-3006

ir@gcamail.com

Source

Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues	$150,571	$146,822

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	113,238	111,099
Operating expenses	20,039	18,984
Depreciation	1,927	1,568
Amortization	2,354	2,270
Total costs and expenses	137,558	133,921

Operating income	13,013	12,901

Other expenses
Interest expense, net of interest income	1,546	3,163
Total other expenses	1,546	3,163

Income from operations before tax	11,467	9,738

Income tax provision	3,978	3,602

Net income	7,489	6,136

Foreign currency translation	1	(415)

Comprehensive income	$7,490	$5,721

Earnings per share
Basic	$0.11	$0.09
Diluted	$0.11	$0.09

Weighted average common shares outstanding
Basic	65,910	66,697
Diluted	67,370	67,882

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value amounts)

(Unaudited)

	At March 31,	At December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$194,566	$114,254
Restricted cash and cash equivalents	336	290
Settlement receivables	29,963	38,265
Other receivables, net of allowances for doubtful accounts of $2.6 million and $2.8 million, respectively	15,850	16,962
Inventory	11,247	9,413
Prepaid expenses and other assets	27,706	26,770
Property, equipment and leasehold improvements, net	18,746	18,710
Goodwill	180,059	180,084
Other intangible assets, net	32,161	31,535
Deferred income taxes, net	88,011	91,044

Total assets	$598,645	$527,327

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$199,805	$145,022
Accounts payable and accrued expenses	71,067	60,701
Borrowings	100,000	103,000

Total liabilities	370,872	308,723

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 89,825 and 89,233 shares issued at March 31, 2014 and December 31, 2013, respectively	90	89
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at March 31, 2014 and December 31, 2013	-	-
Additional paid-in capital	235,961	231,516
Retained earnings	155,501	148,012
Accumulated other comprehensive income	2,828	2,827
Treasury stock, at cost, 23,636 and 23,303 shares at March 31, 2014 and December 31, 2013, respectively	(166,607)	(163,840)

Total stockholders’ equity	227,773	218,604

Total liabilities and stockholders’ equity	$598,645	$527,327

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities

Net income	$7,489	$6,136

Adjustments to reconcile net income to cash provided by/(used in) operating activities:

Depreciation	1,927	1,568

Amortization of intangibles	2,354	2,270

Amortization of financing costs	471	403

Loss/(gain) on sale or disposal of assets	124	(9)

Provision for bad debts	2,014	2,110

Stock-based compensation	2,057	1,171

Changes in operating assets and liabilities:

Settlement receivables	8,285	(89,490)

Other receivables, net	(1,008)	(1,694)

Inventory	(1,835)	97

Prepaid and other assets	(1,357)	(542)

Deferred income taxes	3,033	3,399

Settlement liabilities	54,904	(1,373)

Accounts payable and accrued expenses	8,139	4,390

Net cash provided by/(used in) operating activities	86,597	(71,564)

Cash flows from investing activities

Capital expenditures	(3,025)	(2,934)

Proceeds from sale of fixed assets	192	31

Changes in restricted cash and cash equivalents	(46)	-

Net cash used in investing activities	(2,879)	(2,903)

Cash flows from financing activities

Repayments against credit facility	(3,000)	(4,000)

Proceeds from exercise of stock options	2,440	962

Purchase of treasury stock	(2,767)	(4,587)

Net cash used in financing activities	(3,327)	(7,625)

Effect of exchange rates on cash	(79)	(226)

Cash and cash equivalents

Net increase/(decrease) for the period	80,312	(82,318)

Balance, beginning of the period	114,254	153,020

Balance, end of the period	$194,566	$70,702

Supplemental cash flow disclosures

Cash paid for interest	$1,690	$2,777

Cash paid for income tax, net of refunds	$303	$85

Accrued and unpaid capital expenditures	$2,233	$-

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

 (Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,

	2014	2013

Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)

Net income	$7,489	$6,136

Equity compensation expense	2,057	1,171

Deferred income tax	3,033	3,399

Amortization	2,354	2,270

Cash earnings	$14,933	$12,976

Diluted weighted average number of common shares outstanding	67,370	67,882

Diluted cash earnings per share (“Cash EPS”)	$0.22	$0.19

Reconciliation of operating income to EBITDA and Adjusted EBITDA

Operating income	$13,013	$12,901

Plus: depreciation and amortization	4,281	3,838

EBITDA	$17,294	$16,739

Equity compensation expense	2,057	1,171

Adjusted EBITDA	$19,351	$17,910

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA

AND PROJECTED ADJUSTED EBITDA

FOR THE YEAR ENDING DECEMBER 31, 2014

(Amounts in thousands, except per share amounts)

	2014 Guidance Range[1]

	Low	High

Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)

Projected net income	$25,000	$26,800

Projected equity compensation expense	9,800	9,800

Projected deferred income tax	12,700	13,800

Projected amortization	10,600	10,600

Projected cash earnings	$58,100	$61,000

Projected diluted weighted average number of common shares outstanding	67,100	67,100

Projected diluted cash earnings per share (“Cash EPS”)	$0.87	$0.91

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA

Projected operating income	$47,200	$50,200

Plus: projected depreciation and projected amortization	19,000	19,000

Projected EBITDA	$66,200	$69,200

Projected equity compensation expense	9,800	9,800

Projected Adjusted EBITDA	$76,000	$79,000

Note:

1.  All figures presented are projected estimates for the year ending December 31, 2014.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

OTHER INFORMATION AND DATA

(Amounts in thousands, unless otherwise noted)

(Unaudited)

	For the Three Months Ended March 31,

	2014	2013

Revenues

Cash advance	$62,029	$58,695

ATM	73,330	75,276

Check services	5,264	5,871

Other	9,948	6,980

Total revenues	$150,571	$146,822

Operating income

Cash advance	$18,113	$15,745

ATM	6,264	6,979

Check services	2,872	3,396

Other	3,996	3,444

Corporate	(18,232)	(16,663)

Total operating income	$13,013	$12,901

	Three Months Ended March 31,
	2014	2013

Other data

Aggregate dollar amount processed (in billions)

Cash advance	$1.3	$1.2

ATM	$3.3	$3.4

Check warranty	$0.3	$0.3

Number of transactions completed (in millions)

Cash advance	2.3	2.3

ATM	16.8	17.8

Check warranty	0.9	1.0